EXHIBIT 99.1

TOMI ENVIRONMENTAL SOLUTIONS, INC. ANNOUNCES RECORD Q3 2024 iHP CORPORATE SERVICE REVENUE

FREDERICK, MD, October 17, 2024 (BUSINESS WIRE) —TOMI Environmental Solutions, Inc.® (“TOMI”) (NASDAQ: TOMZ), a global leader in disinfection and decontamination technologies, today announced that its iHP Corporate Service division is expected to recognize revenues of approximately $650,000 for the three month ended September 30, 2024. This marks a record for the divison’s quarterly performance, surpassing historical averages of approximately $250,000 per quarter or $1 million annually. TOMI intends to announce its full Q3 financial results, including total revenue for the quarter, in mid-November 2024.

The division’s significant revenue growth in Q3 reflects the rising demand for TOMI’s iHP services, particularly within the life sciences sector. TOMI has effectively expanded its marketshare, strengthening its position as a leader in providing comprehensive solutions across a broad range of environments. As a result of ongoing strategic initiatives, the Company remains well positioned to further expand its footpring in the life sciences space.

“Our iHP Corporate Service has emerged as a key revenue driver,” said E.J. Shane, COO of TOMI Environmental Solutions. “The trust placed in our technology by the life sciences industry, coupled with our enhanced product capabilities and expert technicians, has fueled substantial growth this quarter.  Furthermore, we have seen some competitors leave the space that provides additional opportunity for TOMI to continue to capture market share.”

TOMI’s momentum is further supported by several multi-year service contracts. Key agreements include:

•	MD Anderson Cancer Center (3-year contract)

•	LFB USA, a globalized company in pharmaceutical bioproducts, contracted for twice a year decontamination

•	Pfizer, TOMI’s initial major routine service player in global biopharma

•	EMAQ Partnership, servicing additional Pfizer facilities, the west coast, and maintaining steady BIT solution demand and brand awareness

“As more industries adopt SteraMist iHP technology for critical disinfection protocols, TOMI anticipates continued growth in service demand. Our recently awarded contracts and the expansion of service operations positions us to accelerate overall sales across multiple industries,” added Dr. Halden S. Shane, CEO of TOMI Environmental Solutions.

1

TOMI™ Environmental Solutions, Inc.: Innovating for a safer world®

TOMI™ Environmental Solutions, Inc. (NASDAQ: TOMZ ) is a global decontamination and infection prevention company, providing environmental solutions for disinfection through the manufacturing, sales and licensing of its premier Binary Ionization Technology ® (BIT™) platform. Invented under a defense grant in association with the Defense Advanced Research Projects Agency (DARPA) of the U.S. Department of Defense, BIT™ solution utilizes a low percentage hydrogen peroxide as its only active ingredient and uses patented ionized Hydrogen Peroxide (iHP™) technology in all SteraMist systems to create superior disinfection. TOMI products are designed to service a broad spectrum of use sites, including, but not limited to, hospitals and medical facilities, biosafety labs, pharmaceutical facilities, commercial and office buildings, schools, restaurants, meat and produce processing facilities, and police and fire departments.

For additional information, please visit http://www.steramist.com/ or contact us at info@tomimist.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, statements relating the expected Q3 revenue for iHP Corporate Service division, TOMI’s ability to expand its business in the life science sector, and the anticipated demand in the service market. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to maintain and manage growth and generate sales, our reliance on a single or a few products for a majority of revenues; the general business and economic conditions; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed by us with the SEC and other periodic reports we filed with the SEC. The information provided in this document is based upon the facts and circumstances known at this time. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and we undertake no duty to update such information, except as required under applicable law.

INVESTOR RELATIONS CONTACT:

John Nesbett/Rosalyn Christian

IMS Investor Relations

tomi@imsinvestorrelations.com

2